ADVANCED SERIES TRUST

SHAREHOLDER SERVICES AND DISTRIBUTION PLAN

WHEREAS, the Board of Trustees of the Advanced Series Trust (the “Trust”), including a majority of the Independent Trustees (as defined herein), have concluded in the exercise of their reasonable business judgment and in light of their fiduciary duties under the Investment Company Act of 1940, as amended (the “Act”), that there is a reasonable likelihood that this Plan (the “Plan”) will benefit each of the Trust’s portfolios listed on Schedule A (each a “Portfolio”) and the shareholders of each Portfolio;

NOW, THEREFORE, this Plan is hereby adopted as follows:

Section 1 . The Trust is authorized to pay a fee (the “Services and Distribution Fee”) for the services rendered and expenses borne as set forth in Section 2, including services and expenses in connection with the distribution of shares of the Trust, at an annual rate with respect to each Portfolio not to exceed 0.10% of the average daily net assets of the Portfolio. The Trust shall pay the Services and Distribution Fee to the distributor of the Trust’s shares (“Distributor”). Subject to such limit and subject to the provisions hereof, the Services and Distribution Fee must be approved at least annually by: (a) a majority of the Board of Trustees of the Trust and (b) a majority of the Trustees who (i) are not “interested persons” of the Trust, as defined in the Act, and (ii) have no direct or indirect financial interest in the operation of the Plan or any agreements related thereto (the “Independent Trustees”). If at any time this Plan shall not be in effect with respect to the shares of all Portfolios of the Trust, the Services and Distribution Fee shall be computed on the basis of the net assets of the shares of those Portfolios for which the Plan is in effect. The Services and Distribution Fee shall be accrued daily and paid bi-weekly or at such other intervals as the Board of Trustees shall determine. The Services and Distribution Fee shall not apply to Portfolios that invest all of their assets in other Portfolios. For Portfolios that invest a portion of their assets in other Portfolios, the Services and Distribution Fee shall apply only on assets not invested in other Portfolios.

Section 2 . The Distributor shall provide (or arrange for the provision of) the following services and bear the following expenses (collectively, the “Services”):

•	printing and mailing of prospectuses, statements of additional information, supplements, proxy statement materials, and annual and semi-annual reports for current owners of variable life or variable annuity contracts indirectly investing in the shares (the “Contracts”);

•	reconciling and balancing separate account investments in the Portfolios;

•	reconciling and providing notice to the Trust of net cash flow and cash requirements for net redemption orders;

•	confirming transactions;

•	providing Contract owner services related to investments in the Portfolios, including assisting the Trust with proxy solicitations, including providing solicitation and tabulation services, and investigating and responding to inquiries from Contract owners that relate to the Portfolios;

•	providing periodic reports to the Trust and regarding the Portfolios to third-party reporting services;

•	paying compensation to and expenses, including overhead, of employees of the Distributor and other broker-dealers that engage in the distribution of the shares;

•	printing and mailing of prospectuses, statements of additional information, supplements and annual and semi-annual reports for prospective Contract owners;

•	paying expenses relating to the development, preparation, printing, and mailing of advertisements, sales literature, and other promotional materials describing and/or relating to the Portfolios;

•	paying expenses of holding seminars and sales meetings designed to promote the distribution of the shares;

•	paying expenses of obtaining information and providing explanations to Contract owners regarding investment objectives, policies, performance and other information about the Trust and its Portfolios;

•	paying expenses of training sales personnel regarding the Portfolios; and

•	providing other services and bearing other expenses for the benefit of the Portfolios, including activities primarily intended to result in the sale of shares of the Trust.

Section 3 . This Plan shall not take effect until it has been approved by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (a) the Trustees, and (b) the Independent Trustees cast in person at a meeting called for the purpose of voting on this Plan. If adopted with respect to a Portfolio after the public offering of shares of that Portfolio (or the sale of shares to persons who are not affiliated persons of the

Portfolio, affiliated persons of such persons, affiliated persons of the promoter or affiliated persons of such persons), the Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding voting securities of the Portfolio. Any agreement related to the Plan must be approved by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (a) the Trustees, and (b) the Independent Trustees cast in person at a meeting called for the purpose of voting on the agreement.

Section 4 . To the extent any payments made by a Portfolio pursuant to the Plan are deemed payments for the financing of any activity primarily intended to result in the sale of shares within the context of Rule 12b-1 under the Act, such payments shall be deemed to be approved under the Plan. Notwithstanding anything herein to the contrary, no Portfolio shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., or any successor rule thereto adopted by the Financial Industry Regulatory Authority.

Section 5 . This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 3 hereof.

Section 6 . Any person authorized to direct the disposition of monies paid or payable by the shares of the Trust pursuant to this Plan or any related agreement shall provide to the Board of Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 7 . This Plan may be terminated at any time with respect to the shares of any Portfolio by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities representing the shares of that Portfolio.

All agreements with any person relating to implementation of this Plan with respect to the shares of any Portfolio shall be in writing, and any agreement related to this Plan with respect to the shares of any Portfolio shall provide:

(a)	That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities representing the shares of such Portfolio, on not more than 60 days’ written notice to any other party to the agreement; and

(b)	That such agreement shall terminate automatically in the event of its assignment.

Section 8 . This Plan may not be amended to materially increase the amount of Services and Distribution Fee permitted pursuant to Section 1 hereof with respect to any Portfolio until it has been approved by a vote of at least a majority of the outstanding voting securities representing the shares of that Portfolio.

Section 9 . The Trust shall preserve copies of this Plan, and any related agreement or written report regarding this Plan presented to the Board of Trustees for a period of not less than six years from the date of the Plan, agreement or written report, as the case may be, the first two years in an easily accessible place.

Section 10 . The provisions of the Plan are severable for each Portfolio of the Trust, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each Portfolio of the Trust.

Section 11 . While the Plan is in effect, the Board of Trustees shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the Act.

Section 12 . As used in this Plan, the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Schedule A

AST Academic Strategies Asset
Allocation Portfolio

AST Advanced Strategies Portfolio

AST AQR Emerging Markets Equity Portfolio

AST AQR Large-Cap Portfolio

AST BlackRock Global Strategies Portfolio

AST BlackRock iShares ETF Portfolio

AST BlackRock Multi-Asset Income Portfolio

AST Bond Portfolio 2015

AST Bond Portfolio 2016

AST Bond Portfolio 2017

AST Bond Portfolio 2018

AST Bond Portfolio 2019

AST Bond Portfolio 2020

AST Bond Portfolio 2021

AST Bond Portfolio 2022

AST Bond Portfolio 2023

AST Bond Portfolio 2024

AST Bond Portfolio 2025

AST ClearBridge Dividend Growth Portfolio

AST Cohen & Steers Realty Portfolio

AST Defensive Asset Allocation Portfolio

AST Federated Aggressive Growth Portfolio

AST FI Pyramis® Asset Allocation Portfolio

AST FI Pyramis® Quantitative Management Portfolio

AST FQ Absolute Return Currency Portfolio

AST Franklin Templeton Founding Funds
Allocation Portfolio

AST Franklin Templeton Founding Funds
Plus Portfolio

AST Franklin Templeton K2 Global Absolute Return Portfolio

AST Global Real Estate Portfolio

AST Goldman Sachs Global Growth Allocation Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Multi-Asset Portfolio

AST Goldman Sachs Small-Cap Value Portfolio

AST Goldman Sachs Strategic Income Portfolio

AST Herndon Large-Cap Value Portfolio

AST High Yield Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio

AST J.P. Morgan Global Thematic Portfolio

AST J.P. Morgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio

AST Jennison Global Infrastructure Portfolio

AST Jennison Large-Cap Growth Portfolio

AST Jennison Large-Cap Value Portfolio

AST Large-Cap Value Portfolio

AST Legg Mason Diversified Growth Portfolio

AST Loomis Sayles Large-Cap Growth Portfolio

AST Lord Abbett Core Fixed Income Portfolio

AST Managed Equity Portfolio

AST Managed Fixed Income Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio

AST Mid-Cap Value Portfolio

AST Money Market Portfolio

AST Neuberger Berman Core Bond Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman/LSV Mid-Cap
Value Portfolio

AST New Discovery Asset Allocation Portfolio

AST Parametric Emerging Markets
Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Prudential Core Bond Portfolio

AST Prudential Flexible Multi-Strategy Portfolio

AST Prudential Growth Allocation Portfolio

AST QMA Emerging Markets Equity Portfolio

AST QMA Large-Cap Portfolio

AST QMA US Equity Alpha Portfolio

AST RCM World Trends Portfolio

AST Schroders Global Tactical Portfolio

AST Schroders Multi-Asset World
Strategies Portfolio

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio

AST T. Rowe Price Diversified Real Growth Portfolio

AST T. Rowe Price Equity Income Portfolio

AST T. Rowe Price Growth Opportunities Portfolio

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Templeton Global Bond Portfolio

AST Wellington Management Hedged
Equity Portfolio

AST Western Asset Core Plus Bond Portfolio

AST Western Asset Emerging Markets Debt Portfolio

(Schedule A amended and restated as of April 15, 2014)